Exhibit 4.13

Execution Version

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 5, 2021, among Silgan Specialty Packaging LLC and Unicep Packaging LLC (each a “Guaranteeing Subsidiary” and collectively the “Guaranteeing Subsidiaries”), each a subsidiary of Silgan Holdings Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein), U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”), Elavon Financial Services DAC, UK Branch (“Elavon UK DAC”), as paying agent, and Elavon Financial Services DAC, as registrar and transfer agent (together with Elavon UK DAC, “Elavon”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee and Elavon an indenture (the “Base Indenture”), dated as of February 26, 2020, providing for the issuance of €500,000,000 of its 2 1⁄4% Senior Notes due 2028, (the “Notes”), and a First Supplemental Indenture (together with the Base Indenture the “Indenture”), dated as of February 10, 2021, providing for the unconditional guarantee of the other Subsidiary Guarantors of all of the Company’s Obligations under the Notes and the Indenture;

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (each guarantee a “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture, including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Guaranteeing Subsidiaries and the Company.

(remainder of page left blank; signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: November 5, 2021,

SILGAN SPECIALTY PACKAGING LLC, UNICEP PACKAGING LLC

By:	/s/ Frank W. Hogan, III
Name:	Frank W. Hogan, III
Title:	Vice President

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Name:	Frank W. Hogan, III
Title:	Senior Vice President

SILGAN HOLDINGS LLC, SILGAN CORPORATION
By:	/s/ Frank W. Hogan, III
Name:	Frank W. Hogan, III
Title:	Senior Vice President

SILGAN CONTAINERS LLC,
SILGAN PLASTICS LLC,
SILGAN WHITE CAP LLC,
SILGAN CONTAINERS MANUFACTURING CORPORATION,
SILGAN PLASTICS CORPORATION,
SILGAN TUBES HOLDING COMPANY,
SILGAN WHITE CAP CORPORATION,
SILGAN CLOSURES INTERNATIONAL HOLDING COMPANY,
SILGAN WHITE CAP AMERICAS LLC,
SILGAN EQUIPMENT COMPANY,
SILGAN IPEC CORPORATION,
SILGAN PLASTIC FOOD CONTAINERS CORPORATION,
PORTOLA PACKAGING LLC,
SILGAN DISPENSING SYSTEMS HOLDINGS COMPANY,
SILGAN DISPENSING SYSTEMS CORPORATION,
SILGAN DISPENSING SYSTEMS SLATERSVILLE LLC,
SILGAN DISPENSING SYSTEMS THOMASTON CORPORATION,
SILGAN DISPENSING SYSTEMS METAL HOLDINGS CORPORATION,
SILGAN DISPENSING SYSTEMSs METAL REAL ESTATE CORPORATION,
SILGAN DISPENSING SYSTEMS COVIT AMERICA CORPORATION

[Signature Page to Second Supplemental Indenture for 2 1⁄4% Senior Notes due 2028]

By:	/s/ Frank W. Hogan, III
Name:	Frank W. Hogan, III
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Katherine Esber
Name:	Katherine Esber
Title:	Vice President

ELAVON FINANCIAL SERVICES DAC, UK BRANCH, as Paying Agent

By:	/s/ Michael Leong
Name:	Michael Leong
Title:	Authorized Signatory
ELAVON FINANCIAL SERVICES DAC, as Registrar and Transfer Agent

By:	/s/ Michael Leong
Name:	Michael Leong
Title:	Authorized Signatory

[Signature Page to Second Supplemental Indenture for 2 1⁄4% Senior Notes due 2028]